UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2014
____________________________________

SWORDFISH FINANCIAL, INC.
(Name of small business in its charter)

_____________________________________

Minnesota	000-7475	41-0831186
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6125 Airport Freeway Suite 211 Haltom City, TX 76117
(Address of principal executive offices)

Registrant's telephone number:  (817) 845-6244

______________________________________

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]

Written communications pursuant to Rule 425 under the Securities Act

[   ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensation Arrangements of Certain Officers

On August 29, 2014, Mr. K. Bryce Toussaint resigned his position as a director of the Company. Mr. Toussaint did not indicate that he was resigning because of a disagreement with the Company on any matter related to the Company’s operations, policies or procedures.

Pursuant to the Bylaws of the Company and effective August 29, 2014, the Board of Directors of Swordfish Financial, Inc. elected Ms. Susan Sjo (“Ms. Sjo”) as a Chief Executive Officer of the Company.

From 1987 to 1998 Ms. Sjo was CEO and Chairman of Sjo Inc., a global hedge fund located in Chicago, Illinois.  From 1998 to the present Ms. Sjo has served as Managing Director of Stack Capital, LLC,  a family office located in Chicago, Illinois. Since 2006, she has served as CEO of St. Esprit Research and Trading, LLC a Multi-Asset and Finance Consultancy located in the Chicagoland area. Ms. Sjo Graduated from Barat College of DePaul University located in Chicago, Illinois, where she received a Bachelors of Arts degree with Honors in International Studies.

Item 9.01

Financial Statements and Exhibits

None

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SWORDFISH FINANCIAL, INC.

Dated: August 29, 2014

By: _/s/ Clark Ortiz__________________________

Name: Clark Ortiz

Title: President